Exhibit 10.1
FULTON FINANCIAL CORPORATION
AMENDMENT NO. 1 TO
AMENDED AND RESTATED
EQUITY AND CASH INCENTIVE COMPENSATION PLAN
This Amendment No. 1 amends the Fulton Financial Corporation Amended and Restated Equity and Cash Incentive Compensation Plan, effective April 29, 2013 (the “Plan”).
WHEREAS, Fulton Financial Corporation (the “Company”) desires to amend the Plan to expand the Plan's definition of "Retirement" from employment with the Company or any Affiliate to include retirement after achieving age 62 with at least 5 years of service to the Company or any Affiliate.
WHEREAS, pursuant to Section 16.01 of the Plan, the Board of Directors of the Company has the authority to make such an amendment to the Plan.
WHEREAS, the Board also desires to amend the Plan to provide the Human Resources Committee (the "Committee") with the ability to amend, modify or suspend the Plan or any provisions thereof.
WHEREAS, the Board of Directors of the Company has approved the amendment of the definition of Retirement in the Plan.
NOW, THEREFORE, the Plan is hereby amended effective as of July 1, 2016 as follows.
Section 2.49 is hereby amended and restated to read in its entirety as follows:
"2.49    “Retirement” means retirement from employment with the Company or any Affiliate at the earlier of (i) achieving age 60 with at least 10 years of service to the Company or any Affiliate or (ii) achieving age 62 with at least 5 years of service to the Company or any Affiliate."
Section 16.01 is hereby amended and restated to read in its entirety as follows:
"16.01    Amendment of the Plan. The Board or the Committee may, at any time, amend, modify or suspend the Plan or any provision thereof, or the Board may terminate the Plan; provided that, except as provided in Article 12, the Board or Committee may not, without the consent of the shareholders of the Company, make any amendment or modification which:
(a)    increases the maximum number of Shares as to which Awards may be granted under the Plan,
(b)    changes the class of eligible Participants,
(c)    effects a Repricing transaction;

(d)    increases materially the benefits accruing to a Participant under the Plan,
(e)    is intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers; or
(f)    otherwise requires the approval of the shareholders of the Company under Applicable Laws (including the requirements of Section 422 of the Code) or listing requirements relating to the Shares."
IN WITNESS WHEREOF, this Amendment No. 1 is executed by this 30th day of June, 2016.
FULTON FINANCIAL CORPORATION

By:	/s/ Bernadette M. Taylor
Name:	Bernadette M. Taylor
Title:	Senior Executive Vice President
and Chief Human Resources Officer